THIRD QUARTER 2015 PHYSICIANS REALTY TRUST NYSE: DOC September 2015 SUPPLEMENTAL OPERATING & FINANCIAL INFORMATION IMS - Paradise Valley Medical Center Phoenix, AZ New Albany Medical Center New Albany, OH Exhibit 99.2

TABLE OF CONTENTS COMPANY OVERVIEW ABOUT PHYSICIANS REALTY TRUST 5 THIRD QUARTER HIGHLIGHTS 7 FINANCIAL HIGHLIGHTS 8 FINANCIAL INFORMATION NET OPERATING INCOME AND ADJUSTED EBITDA 10 MARKET CAPITALIZATION AND DEBT SUMMARY 11 FINANCIAL STATISTICS 12 SAME-STORE PORTFOLIO PERFORMANCE AND TENANT OCCUPANCY 13 INVESTMENT ACTIVITY AND LEASE EXPIRATION SCHEDULE 14 PORTFOLIO GEOGRAPHIC DISTRIBUTION 15 PORTFOLIO DIVERSIFICATION 16 TOP 10 HEALTH SYSTEM RELATIONSHIPS 17 CONSOLIDATED BALANCE SHEETS 18 CONSOLIDATED STATEMENTS OF OPERATIONS 19 REPORTING DEFINITIONS 20 Forward looking statements: 9 Certain statements made in this supplemental information package constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, our pro forma financial statements and our statements regarding anticipated market conditions are forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward- looking statements by discussions of strategy, plans or intentions. RECONCILIATION OF NON-GAAP MEASURES: FUNDS FROM OPERATIONS (FFO), NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO), AND NORMALIZED FUNDS AVAILABLE FOR DISTRIBUTION (NORMALIZED FAD) 2

l general economic conditions; l adverse economic or real estate developments, either nationally or in the markets where our properties are located; l our failure to generate sufficient cash flows to service our outstanding indebtedness; l fluctuations in interest rates and increased operating costs; l the availability, terms and deployment of debt and equity capital, including our unsecured revolving credit facility; l our ability to make distributions on our common shares; l general volatility of the market price of our common shares; l our increased vulnerability economically due to the concentration of our investments in healthcare properties; l l changes in our business or strategy; l our dependence upon key personnel whose continued service is not guaranteed; l our ability to identify, hire and retain highly qualified personnel in the future; l the degree and nature of our competition; l changes in governmental regulations, tax rates and similar matters; l defaults on or non-renewal of leases by tenants; l decreased rental rates or increased vacancy rates; l difficulties in identifying healthcare properties to acquire and complete acquisitions; l competition for investment opportunities; l our failure to successfully develop, integrate and operate acquired properties and operations; l the impact of our investment in joint ventures; l l cybersecurity incidents could disrupt our business and result in the compromise of confidential information; l our ability to operate as a public company; our geographic concentrations in Texas and metro Atlanta, Georgia causes us to be particularly exposed to downturns in these economies or other changes in real estate market conditions; Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the financial condition and liquidity of, or disputes with, joint venture and development partners with whom we may make co-investments in the future; 3

l changes in accounting principles generally accepted in the United States (or GAAP); l lack of or insufficient amounts of insurance; l other factors affecting the real estate industry generally; l l l l l higher market interest rates; l the number of our common shares available for future issuance or sale; l our issuance of equity securities or the perception that such issuance might occur; l future offerings of debt; l l ADDITIONAL INFORMATION The information in this supplemental information package should be read in conjunction with the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, earnings press release dated November 6, 2015 and other information filed with, or furnished to, the Securities and Exchange Commission (the "SEC"). You can access the Company’s reports and amendments to those reports filed or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act in the “Investor Relations” section on the Company’s website (www.docreit.com) under the tab “SEC Filings” as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the Company’s website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package. You also can review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov. limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes; and our failure to qualify and maintain our qualification as a real estate investment trust (or REIT) for U.S. federal income tax purposes; While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. You should not place undue reliance on any forward-looking statements, which speak only as of the date of this report. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes after the date of this prospectus, except as required by applicable law. For a further discussion of these and other factors that could impact our future results, performance or transactions, see Part I, Item 1A (Risk Factors) of our Annual Report on Form 10-K for the fiscal year December 31, 2014. changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs; and, factors that may materially adversely affect us or the per share trading price of our common shares, including: securities analysts downgrade of our common shares or the healthcare-related real estate sector. failure of securities analysts to publish research or reports about us or our industry; and 4

ABOUT PHYSICIANS REALTY TRUST

Physicians Realty Trust (NYSE:DOC) (the "Trust," the "Company," "DOC," "we," "our" and "us") is a self-managed healthcare real estate company organized in 2013 to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems.

We invest in real estate that is integral to providing high quality healthcare services. Our properties typically are on a campus with a hospital or other healthcare facilities or strategically located and affiliated with a hospital or other healthcare facilities.

Our management team has significant public healthcare REIT experience and long established relationships with physicians, hospitals and healthcare delivery system decision makers that we believe will provide quality investment opportunities to generate attractive risk-adjusted returns to our shareholders.

We are a Maryland real estate investment trust and elected to be taxed as a REIT for U.S. federal income tax purposes beginning with our short taxable year ending December 31, 2013. We conduct our business through an UPREIT structure in which our properties are owned by Physicians Realty L.P., a Delaware limited partnership (the "operating partnership"), directly or through limited partnerships, limited liability companies or other subsidiaries. We are the sole general partner of the operating partnership and, as of September 30, 2015, own approximately 94.9% of the partnership interests in the operating partnership ("OP Units").

We had no business operations prior to completion of our initial public offering (the "IPO") on July 24, 2013. Our predecessor, which is not a legal entity, is comprised of the four healthcare real estate funds managed by B.C. Ziegler & Company ("Ziegler"), which are referred to as the Predecessor Ziegler Funds, that owned directly or indirectly interests in entities that owned the initial properties we acquired through the operating partnership on July 24, 2013 in connection with completion of the IPO and related formation transactions.

COMPANY SNAPSHOT

		As of September 30, 2015
Gross real estate investments (thousands)	$	1,500,868
Total buildings		132
% Leased		95.5%
Total portfolio gross leasable area		5,303,970
% of GLA on-campus / affiliated		76.6%
Average remaining lease term for all buildings (years)		9.0
Cash and cash equivalents (thousands)	$	4,718
Total debt to firm value		33.1%
Weighted average interest rate per annum on consolidated debt		2.05%
Equity market cap (thousands)	$	1,076,221
Quarterly dividend	$	0.225
Quarter end stock price	$	15.09
Quarter end dividend yield		5.96%
Common shares outstanding		71,320,174
OP Units outstanding and not owned by DOC		3,842,763
Total firm value (thousands) (1)	$	1,714,123

(1) Represents the value of outstanding common shares and OP Units based on the closing stock price on September 30, 2015 plus the amount of outstanding debt and redeemable equity at September 30, 2015.

5

ABOUT PHYSICIANS REALTY TRUST (CONTINUED)

BOARD OF TRUSTEES

Tommy G. Thompson
Chairman

John T. Thomas
Chief Executive Officer
President

William A. Ebinger, M.D.

Richard A. Weiss

Albert C. Black
Compensation, Nominating and Governance Committee Chair

Mark A. Baumgartner
Finance and Investment Committee Chair

Stanton D. Anderson
Audit Committee Chair

MANAGEMENT TEAM

John T. Thomas
Chief Executive Officer
President

John W. Sweet
Executive Vice President
Chief Investment Officer

Jeffrey N. Theiler
Executive Vice President
Chief Financial Officer

Deeni D. Taylor
Executive Vice President
Investments

Bradley D. Page
Senior Vice President
General Counsel

John W. Lucey
Senior Vice President
Principal Accounting and Reporting Officer

Mark D. Theine
Senior Vice President
Asset & Investment Management

LOCATION AND CONTACT INFORMATION

Corporate Headquarters
309 N. Water Street, Suite 500
Milwaukee, WI 53202
(414) 367-5600

External Auditor
Ernst & Young
Chicago, IL 60606
(312) 879-2000

Corporate and REIT Tax Counsel
Baker & McKenzie LLP
Richard Lipton, Partner
Chicago, IL 60601
(312) 861-8000

COVERING ANALYSTS

J. Sanabria - Bank of America Merrill Lynch
J. Kim - BMO Capital Markets Corp.
P. Morgan - Canaccord Genuity Inc.
W. Graham - Compass Pt Rch & Trading LLC
D. Altscher - FBR Capital Markets & Co.
J. Roberts - J.J.B. Hilliard W.L. Lyons LLC
J. Sadler - Keybanc Capital Markets Inc.
S. Manaker - Oppenheimer & CO.
J. Hughes - Raymond James Financial Inc.
M. Carroll - RBC Capital Markets LLC
C. Kucera - Wunderlich Securities Inc.

6

THIRD QUARTER HIGHLIGHTS

OPERATING

- Third quarter 2015 total revenue of $34.9 million, up 146% over the prior year period
- Third quarter 2015 rental revenue of $28.1 million, an increase of 125% over the prior year period
- Generated quarterly normalized funds from operations (Normalized FFO) of $0.26 per share on a fully diluted basis
- Closed on eight acquisitions totaling 876,113 square feet for third quarter 2015 property acquisitions of $294.0 million
- Funded a $3.1 million mezzanine loan
- Declared quarterly dividend of $0.225 per share for the third quarter
- 95.5% of portfolio square footage leased as of September 30, 2015
- Net increase to gross leasable square footage of 19% to 5,303,970 square feet, as of September 30, 2015 from 4,454,640 as of June 30, 2015

THIRD QUARTER INVESTMENTS

- Randall Road MOB - Suite 140, Elgin, IL
- Medical Specialists of Palm Beach, Atlantis, FL
- Trios Health MOB, Kennewick, WA
- OhioHealth - SW Health Center, Grove City, OH
- Integrated Medical Services (IMS) Portfolio
  - IMS - Paradise Valley, Phoenix, AZ
  - IMS - Avondale, Avondale, AZ
  - IMS - Palm Valley, Goodyear, AZ
  - IMS - North Mountain, Phoenix, AZ
- Warm Springs Rehab Hospital Mezz Loan, Kyle, TX
- Memorial Hermann Medical Complex, Katy, TX
- New Albany Medical Center, New Albany, OH
- Fountain Hills, Medical Campus, Fountain Hills, AZ

SUBSEQUENT INVESTMENTS

- Catalyst Portfolio (12 MOBs), AL & FL
- Truman Medical Center Mezz Loan, Kansas City, MO
- Arete Surgical Centre, Johnstown, CO
- Cambridge Professional Center, Waldorf, MD
- Great Falls Replacement Surgical Hospital Mezz Loan, Great Falls, MT

COMPANY ANNOUNCEMENTS

- July 23, 2015: Announced it has amended and upsized its unsecured revolving credit facility from $400 million to $750 million and that such credit facility also provides an accordion feature allowing for an additional $350 million of capacity, subject to customary terms and conditions, resulting in a maximum borrowing capacity of $1.1 billion.
- August 7, 2015: Announced the appointment of Deeni Taylor to the position of EVP - Investments.
- August 7, 2015: Announced the achievement of an investment grade rating (Baa3) from Moody's.
- September 28, 2015: Announced a quarterly cash dividend of $0.225 per common share for the quarter ending September 30, 2015, which was paid on October 30, 2015 to shareholders of record on October 16, 2015.
- October 13, 2015: Announced $297 million of acquisitions and $91.5 million of executed purchase and sale agreements.
- October 13, 2015: Announced commencement of public offering of 12,500,000 common shares and plans to grant the underwriters a 30-day option to purchase up to an additional 1,875,000 common shares.
- October 14, 2015: Announced the upsizing and pricing of a public offering of 13,750,000 common shares of beneficial interest at a public offering price per share of $15.00.
- October 19, 2015: Announced the closing of its upsized underwritten public offering of 15,812,500 common shares of beneficial interest, including 2,062,500 common shares issued pursuant to the exercise of an option to purchase additional common shares granted to the underwriters, at a price per share of $15.00, for net proceeds of $226.3 million after deducting the underwriting discount and commissions and estimated offering expenses payable by the Company.

7

FINANCIAL HIGHLIGHTS (Unaudited and in thousands, except sq. ft. and per share data) INCOME Three Months Ended Revenues NOI Annualized Adjusted EBITDA Normalized FFO Normalized FAD Net income available to common shareholders per common share Normalized FAD per common share and OP Unit CAPITALIZATION As of ASSETS Gross Real Estate Investments (including gross lease intangibles) Total Assets DEBT AND EQUITY Total Debt Total Equity Equity Market Capitalization Implied Equity Market Capitalization (1) Total Debt / Implied Equity Market Capitalization (1) Outstanding common shares and OP Units at quarter end multiplied by share price at quarter end IPO Q3-2013 Q4-2013 Q1-2014 1,134,209 50% 1,204,354$ 1,203,456 286,774$ 868,819 1,095,619 1,154,739 25% 1,500,868$ 1,478,825 568,195$ 856,368 0.23$ 0.20$ June 30, 2015September 30, 2015 1,076,221 34,870$ 26,968 95,652 19,297 June 30, 2015September 30, 2015 29,683$ 22,264 16,913 76,712 15,657 14,990 0.05$ 0.05$ - 1,000,000 2,000,000 3,000,000 4,000,000 5,000,000 6,000,000 $- $200,000 $400,000 $600,000 $800,000 $1,000,000 $1,200,000 $1,400,000 $1,600,000 IPO Q3-2013 Q4-2013 Q1-2014 Q2-2014 Q3-2014 Q4-2014 Q1-2015 Q2-2015 Q3-2015 G L A i n S F G ro ss R ea l Es ta te I n v es tm en ts Portfolio Growth Since IPO Real Estate Investments/Quarter Total GLA $1,500,868 $123,998 $234,467 $255,967 $412,011 $484,714 $712,951 $819,219 $1,047,575 $1,204,354 8

RECONCILIATION OF NON-GAAP MEASURES:
FUNDS FROM OPERATIONS (FFO),
NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO)
AND NORMALIZED FUNDS AVAILABLE FOR DISTRIBUTION (NORMALIZED FAD)
(Unaudited and in thousands, except share and per share data)

	Three Months Ended September 30, 2015		Nine Months Ended September 30, 2015	
Net income	$	3,983	$	6,832
Preferred distributions		(300)		(791)
Depreciation and amortization expense		12,464		31,055
Gain on the sale of investment properties		(145)		(130)
FFO applicable to common shares and OP Units	$	16,002	$	36,966
FFO per common share and OP Unit	$	0.21	$	0.51
Net change in fair value of derivative		38		(116)
Acquisition related expenses		3,257		11,764
Normalized FFO applicable to common shares and OP Units	$	19,297	$	48,614
Normalized FFO per common share and OP Unit	$	0.26	$	0.67
Normalized FFO applicable to common shares and OP Units		19,297		48,614
Non-cash share compensation expense		818		2,424
Straight-line rent adjustments		(2,373)		(6,262)
Amortization of acquired above/below market leases		544		1,151
Amortization of lease inducements		157		414
Amortization of deferred financing costs		359		953
TI/LC and recurring capital expenditures		(2,159)		(3,974)
Seller master lease and rent abatement payments		270		1,051
Normalized FAD applicable to common shares and OP Units	$	16,913	$	44,371
Normalized FAD per common share and OP Unit	$	0.23	$	0.61
Weighted average number of common shares and OP Units outstanding		75,104,821		73,040,846

9

NET OPERATING INCOME AND ADJUSTED EBITDA

(Unaudited and in thousands, except share and per share data)

NET OPERATING INCOME

	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2015
Net income	$ 3,983	$ 6,832
General and administrative	4,018	11,359
Acquisition related expenses	3,257	11,764
Depreciation and amortization	12,476	31,067
Interest expense	3,341	7,244
Net change in fair value of derivative	38	(116)
Gain on sale of investment properties	(145)	(130)
NOI	$ 26,968	$ 68,020
NOI	$ 26,968	$ 68,020
Straight-line rent adjustments	(2,373)	(6,262)
Amortization of acquired above/below market leases	544	1,151
Amortization of lease inducement	157	414
Seller master lease and rent abatement payments	270	1,051
Cash NOI	$ 25,566	$ 64,374

ADJUSTED EBITDA

	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2015
Net income	$ 3,983	$ 6,832
Depreciation and amortization	12,476	31,067
Interest expense	3,341	7,244
Net change in fair value of derivative	38	(116)
EBITDA	$ 19,838	$ 45,027
Acquisition related expenses	3,257	11,764
Non-cash share compensation	818	2,424
Adjusted EBITDA	$ 23,913	$ 59,215
Adjusted EBITDA Annualized	$ 95,652	$ 78,953

10

MARKET CAPITALIZATION AND DEBT SUMMARY (Unaudited and in thousands, except share data) MARKET CAPITALIZATION Revolving credit facility debt Mortgage debt Total Debt Redeemable equity Share price Total common shares outstanding Total OP Units outstanding Implied equity market capitalization Total Firm Value (Debt + Pref. + Equity) Total Debt/Total Assets Total Debt/Total Firm Value DEBT SUMMARY Revolving Credit Facility Debt (3) Mortgage Debt Canton MOB Firehouse Square Hackley Medical Center MeadowView Professional Center Mid Coast Hospital MOB Remington Medical Commons Valley West Hospital MOB Oklahoma City, OK MOB Crescent City Surgical Center San Antonio Hospital Savage MOB (2) Plaza HCA MOB (2) (1) Weighted average maturity of mortgage debt only (2) Excludes market value adjustments totaling $0.7 million (3) Extended one year on July 22, 2015 2017 2017 2017 2017 2016 2017 2020 2021 2019 5,788 5.5% 2/1/2022 5.0% 2.1% 11,886 6.1% 8/1/2017 Maturity Date 9/18/2019 6/6/2017 9/6/2017 1/6/2017 1/23/2019 6/26/2022 3.19 (1) 1.4% 4.8% 6/6/2017 5/16/2016 9/28/2017 12/1/2020 1/10/2021 18,750 2.9% 4.8% 4.7% 5.0% 4,796 Interest Rate: 15.09$ As of September 30, 2015 473,000$ 95,195 568,195$ 71,320 1,134,209$ 38.4% 33.1% 1,714,123$ Balance as of 9/30/2015 3,843 11,719$ 473,000$ 6,127 2,716 5,312 10,272 567,461$ 5.9% 6.6% 5.9% 5.8% 9,289 7,710 4,297 7,518 Debt is 33% of Firm Value Debt Equity $- $7,710 $40,610 $- $491,750 $4,796 $7,518 $15,077 $- $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 2015 2016 2017 2018 2019 2020 2021 2022 Debt Maturity Schedule as of September 30, 2015 11

FINANCIAL STATISTICS

(Unaudited and in thousands, except share and per share data)

		Quarter Ended September 30, 2015
Annualized dividend rate(1)	$	0.90
Price per share(2)	$	15.09
Annualized dividend yield		**5.96%**
Total debt	$	568,195
Net debt (less cash)		563,477
Adjusted EBITDA (annualized)*		95,652
Net Debt / Adjusted EBITDA Ratio		**5.89x**
Adjusted EBITDA (annualized)*	$	95,652
Cash interest expense (annualized)*		11,928
Interest Coverage Ratio		**8.02x**
Total interest	$	3,341
Secured debt principal amortization		521
Total fixed charges	$	3,862
Adjusted EBITDA		23,913
Adjusted EBITDA fixed charge coverage ratio		**6.19x**
Equity market cap	$	1,134,209
Redeemable equity		11,719
Total debt		568,195
Total Firm Value	**$**	**1,714,123**
Total debt	$	568,195
Total assets		1,478,825
Total Debt / Total Assets		**38.4%**
Total Debt / Total Firm Value		**33.1%**
Weighted average common shares		71,034,747
Weighted average unvested restricted common shares and share units		240,144
Weighted average OP Units not owned by DOC		3,829,930
Weighted Average Common Shares and OP Units - Diluted		**75,104,821**

(1) Annualized rate based on $0.225 quarterly dividend for the quarter ending September 30, 2015. Actual dividend amounts will be determined by the Trust's board of trustees based on a variety of factors.

(2) Closing common share price of $15.09 as of September 30, 2015.

* Amounts are annualized and actual amounts may differ significantly from the annualized amounts shown.

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SAME-STORE PORTFOLIO PERFORMANCE AND TENANT OCCUPANCY

(Unaudited and in thousands, except square footage data)

SAME-STORE PORTFOLIO ANALYSIS

	Portfolio 3 Months Ended 09/30/15	Same-Store 3 Months Ended 09/30/15
Number of properties	132	46
Gross leasable area	5,303,970	1,683,085
Cash NOI	$ 25,566	$ 9,448
% Leased	95.5%	96.8%



Same-Store Cash NOI, 37%
Other Cash NOI, 63%

SAME-STORE PORTFOLIO PERFORMANCE

	Year-over-year Comparison			Sequential Comparison		
	3Q15	3Q14	Change	3Q15	2Q15	Change
Number of properties	46	46	-	46	46	-
Gross leasable area	1,683,085	1,683,085	-	1,683,085	1,683,085	-
% Leased	96.8%	96.5%	30 bps	96.8%	96.5%	30 bps
Rental revenues	11,992	11,665	+2.8%	11,992	11,939	+0.4%
Operating expenses	(2,544)	(2,432)	+4.6%	(2,544)	(2,428)	+4.8%
Same-property Cash NOI	**9,448**	**9,233**	**+2.3%**	**9,448**	**9,511**	**-0.7%**

TENANT OCCUPANCY

Total GLA	Quarter Ending 09/30/15	Percentage of Total GLA at 09/30/15
Total square feet beginning of quarter	4,454,640	84.0%
Acquired GLA	876,113	16.5%
Disposed GLA	(26,783)	-0.5%
Total square feet end of quarter	5,303,970	100.0%
Occupied GLA		
Occupied GLA beginning of quarter	4,215,226	79.5%
Lease expiring in quarter	(19,019)	-0.4%
Leases renewed in quarter	14,836	0.3%
Retention Rate	78%	
New leases commencing in quarter	18,744	0.4%
Net absorption/(vacancy Loss)	14,561	0.3%
Net occupied GLA acquired / (disposed)	835,424	15.7%
Occupied GLA end of quarter	**5,065,211**	**95.5%**

13

INVESTMENT ACTIVITY AND LEASE EXPIRATION SCHEDULE

INVESTMENT ACTIVITY

Property	Location	Acquisition Date	Cash Cap Rate	% Leased	Purchase Price	GLA
Randall Road MOB - Suite 140 (1)	Elgin, IL	7/17/2015	6.5%	100%	$ 1,750	5,489
Medical Specialists of Palm Beach	Atlantis, FL	7/24/2015	6.3%	100%	11,051	34,537
OhioHealth - SW Health Center	Grove City, OH	7/31/2015	7.2%	100%	11,460	50,000
Trios Health MOB	Kennewick, WA	7/31/2015	6.6%	100%	64,000	161,885
Integrated Medical Services (IMS) Portfolio						
IMS - Paradise Valley MOB	Phoenix, AZ	8/14/2015	8.3%	83%	31,814	122,580
IMS - Avondale MOB	Avondale, AZ	8/19/2015	7.0%	100%	22,144	61,614
IMS - Palm Valley MOB	Goodyear, AZ	8/19/2015	6.2%	94%	35,184	101,241
IMS - North Mountain MOB	Phoenix, AZ	8/31/2015	6.0%	100%	51,740	121,976
Warm Springs Rehab Hospital Mezz Loan	Kyle, TX	8/21/2015	8.5%	-	3,138	-
Memorial Hermann Medical Complex (2 MOBs)	Katy, TX	9/1/2015	6.5%	100%	40,400	107,737
New Albany Medical Center	New Albany, OH	9/9/2015	7.5%	86%	11,200	60,000
Fountain Hills Medical Campus	Fountain Hills, AZ	9/30/2015	7.0%	89%	13,250	49,054
Total / Weighted Average			**6.7%**	**95%**	**$ 297,131**	**876,113**

(1) Acquired 14 condos on June 30, 2015 and one on July 17, 2015 out of 19 total condo units.

LEASE EXPIRATION SCHEDULE

(As of September 30, 2015)

Expiration Year	Expiring Leases	Expiring Lease GLA	% of Total GLA	Expiring Lease ABR	% of Total ABR	Average Rent Per SF
2015	18	42,179	0.8%	$ 906	0.8%	$ 21.48
2016	43	186,267	3.5%	3,941	3.4%	21.16
2017	77	311,414	5.9%	7,241	6.3%	23.25
2018	59	328,180	6.2%	6,325	5.5%	19.27
2019	43	300,057	5.7%	6,805	5.9%	22.68
2020	41	160,009	3.0%	3,055	2.7%	19.09
2021	28	182,244	3.4%	3,786	3.3%	20.77
2022	21	202,363	3.8%	4,844	4.2%	23.94
2023	33	317,630	6.0%	7,069	6.1%	22.26
2024	53	566,559	10.7%	11,039	9.6%	19.48
Thereafter:	155	2,427,216	45.7%	59,787	51.9%	24.63
MTM	15	41,093	0.8%	375	0.3%	9.13
Vacant	-	238,759	4.5%			
Total/W.A.	**586**	**5,303,970**	**100.0%**	**$ 115,173**	**100.0%**	**$ 23.00**

14

PORTFOLIO GEOGRAPHIC DISTRIBUTION

(As of September 30, 2015)


Aurora Health Care
North Memorial Health Care
Allina Health
THEDACARE
TRINITY HEALTH
SOUTH BEND ORTHOPAEDICS
Beaumont HEALTH SYSTEM
Trios Health
St. Vincent HEALTH
Adventist Bolingbrook Hospital
Premier Healthcare
HONORHEALTH.
IMS INTEGRATED MEDICAL SERVICES
EPOSG
HCA
MOUNT CARMEL
UNIVERSITY of ROCHESTER
MID COAST HOSPITAL
LIFECARE HOSPITALS
PINNACLEHEALTH
HMG
NOVANT HEALTH
NORTHSIDE HOSPITAL
MEDICAL CENTER
CRESCENT CITY SURGICAL CENTRE
Columbus Regional Health
CHS Community Health Systems
Piedmont

TOP TEN STATES


Other, 21%
Texas, 13%
Washington, 4%
Georgia, 12%
Florida, 4%
Arizona, 9%
Minnesota, 7%
Ohio, 8%
Pennsylvania, 7%
Michigan, 7%
Indiana, 8%

State	GLA
Texas	687,581
Georgia	631,402
Arizona	469,265
Ohio	443,830
Indiana	407,746
Michigan	371,541
Pennsylvania	370,255
Minnesota	348,750
Florida	239,217
Washington	192,959
Other	1,141,424
Total	5,303,970

15

PORTFOLIO DIVERSIFICATION

(As of September 30, 2015)

	# of Buildings	GLA	% of Total	% Leased	Coverage Ratio
Single-tenant MOBs	56	1,725,920	32.5%	99.3%	N/A
Multi-tenant MOBs	68	2,888,930	54.4%	93.0%	N/A
Hospitals	4	269,925	5.1%	100.0%	3.9x
LTACHs	3	310,352	5.9%	100.0%	3.7x
Corporate office	1	108,843	2.1%	77.6%	N/A
Total	132	5,303,970	100.0%	95.5%	

THREE MONTH PERIOD ENDING 9/30/15

Campus Proximity
(Based on Cash NOI)


Off-Campus, 22%
On-Campus / Affiliated, 78%

Lease Type
(Based on Revenue)


Absolute Net, 29%
Gross, 5%
Modified Gross, 9%
NNN, 57%

Building Type
(Based on Cash NOI)


Hospital, 11%
LTACH, 5%
MOB, 84%

Hospital and LTACH Payor Mix
(Trailing Twelve Months)


Medicare, 48%
Private Pay, 52%

16

TOP 10 HEALTH SYSTEM RELATIONSHIPS

(As of September 30, 2015, $ in thousands)

Tenant	Weighted Avg. Remaining Lease Term	Leased GLA	% of Total GLA	Annualized Base Rent	% of Total Annualized Base Rent
LifeCare	12.3	310,352	5.9%	$ 4,803	4.2%
Trios Health	29.8	161,885	3.1%	$ 4,250	3.7%
East El Paso Physicians Medical Center	12.9	77,000	1.4%	$ 3,585	3.1%
Wayne State University Physician Group	14.0	176,000	3.3%	$ 3,247	2.8%
Crescent City Surgical Centre	13.0	60,000	1.1%	$ 3,090	2.7%
FSH Hospital of San Antonio	11.0	68,786	1.3%	$ 2,971	2.6%
Mid-Ohio Oncology/Hematology	8.7	98,325	1.8%	$ 2,322	2.0%
Northside Hospital	7.2	88,003	1.7%	$ 2,291	2.0%
University of Rochester Cancer Center	4.7	98,221	1.8%	$ 1,945	1.7%
Columbus Regional Healthcare System	9.2	125,189	2.4%	$ 1,909	1.6%
Total/W.A.	**12.3**	**1,263,761**	**23.8%**	**$ 30,413**	**26.4%**


IMS

IMS - Avondale MOB
Avondale, AZ



OhioHealth Southwest Health Center
Grove City, OH



IMS - North Mountain MOB
Phoenix, AZ


IMS

IMS - Palm Valley MOB
Goodyear, AZ

17

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 30, 2015 (unaudited)	December 31, 2014 (audited)
ASSETS		
Investment properties:		
Land and improvements	$ 123,240	$ 79,334
Building and improvements	1,167,768	644,086
Tenant improvements	8,524	5,614
Acquired lease intangibles	176,087	72,985
	1,475,619	802,019
Accumulated depreciation	(75,930)	(45,569)
Net real estate property	1,399,689	756,450
Real estate loans receivable	28,979	15,876
Investment in unconsolidated entity	1,323	1,324
Net real estate investments	1,429,991	773,650
Cash and cash equivalents	4,718	15,923
Tenant receivables, net	3,047	1,324
Deferred costs, net	7,118	4,870
Other assets	33,951	15,806
Total assets	$ 1,478,825	$ 811,573
LIABILITIES AND EQUITY		
Liabilities:		
Credit facility	$ 473,000	$ 138,000
Mortgage debt	95,195	78,105
Accounts payable	1,393	700
Dividends payable	17,059	16,548
Accrued expenses and other liabilities	19,038	6,140
Acquired lease intangibles, net	5,053	2,871
Total liabilities	610,738	242,364
Redeemable Noncontrolling Interest - Operating Partnership and partially owned properties	11,719	-
Equity:		
Common shares, $0.01 par value, 500,000,000 common shares authorized, 71,040,502 and 50,640,863 common shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	713	510
Additional paid-in capital	904,939	586,017
Accumulated deficit	(94,370)	(51,797)
Total shareholders' equity	811,282	534,730
Noncontrolling interests:		
Operating Partnership	43,737	33,727
Partially owned properties	1,349	752
Total noncontrolling interest	45,086	34,479
Total equity	856,368	569,209
Total liabilities and equity	$ 1,478,825	$ 811,573

18

CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended September 30, 2015	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2015	Nine Months Ended September 30, 2014
Revenues:				
Rental revenues	$ 28,145	$ 12,506	$ 72,111	$ 29,555
Expense recoveries	5,821	1,355	14,265	3,445
Interest income on real estate loans and other	904	300	2,661	640
Total revenues	34,870	14,161	89,037	33,640
Expenses:				
Interest expense	3,341	1,911	7,244	4,849
General and administrative	4,018	4,445	11,359	8,867
Operating expenses	7,966	2,531	20,979	6,367
Depreciation and amortization	12,476	4,413	31,067	10,565
Acquisition expenses	3,257	2,922	11,764	9,254
Impairment loss	-	250	-	250
Total expenses	31,058	16,472	82,413	40,152
Income (loss) before equity in income of unconsolidated entity, gain on sale of investment property, and noncontrolling interests:	3,812	(2,311)	6,624	(6,512)
Equity in income of unconsolidated entity	26	26	78	69
Gain on sale of investment properties	145	34	130	34
Net income (loss)	3,983	(2,251)	6,832	(6,409)
Net (income) loss attributable to noncontrolling interests:				
Operating Partnership	(200)	233	(333)	887
Partially owned properties	(79)	(76)	(255)	(226)
Net income (loss) attributable to controlling interest	3,704	(2,094)	6,244	(5,748)
Preferred distributions	(300)	-	(791)	-
Net income (loss) attributable to common shareholders	$ 3,404	$ (2,094)	$ 5,453	$ (5,748)
Net income (loss) per share:				
Basic	$ 0.05	$ (0.06)	$ 0.08	$ (0.21)
Diluted	$ 0.05	$ (0.06)	$ 0.08	$ (0.21)
Weighted average common shares				
Basic	71,034,747	36,313,644	69,040,121	27,980,408
Diluted	75,104,821	36,313,644	73,040,846	27,980,408
Dividends and distributions declared per common share and OP Unit	$ 0.225	$ 0.225	$ 0.675	$ 0.675

19

REPORTING DEFINITIONS Adjusted Earnings Before Interest Taxes, Depreciation and Amortization (Adjusted EBITDA): We define Adjusted EBITDA for DOC as net (loss) income computed in accordance with GAAP plus depreciation, amortization, interest expense and net change in the fair value of derivative financial instruments, net (loss) included from discontinued operations, stock based compensation, acquisition-related expenses, and other non-reoccurring items. We consider Adjusted EBITDA an important measure because it provides additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt. Annualized Base Rent: Annualized base rent is calculated by multiplying contractual base rent for September 2015 by 12 (but excluding the impact of concessions and straight-line rent). Earnings Before Interest Taxes, Depreciation, Amortization and Rent (EBITDAR): We define EBITDAR for DOC as net (loss) income computed in accordance with GAAP plus depreciation, amortization, interest expense and net change in the fair value of derivative financial instruments, net (loss) included from discontinued operations, stock based compensation, acquisition-related expenses and lease expense. We consider EBITDAR an important measure because it provides additional information to allow management, investors, and our current and potential creditors to evaluate and compare our tenants ability to fund their rent obligations. Funds From Operations (FFO): Funds from operations, or FFO, is a widely recognized measure of REIT performance. Although FFO is not computed in accordance with generally accepted accounting principles, or GAAP, we believe that information regarding FFO is helpful to shareholders and potential investors because it facilitates an understanding of the operating performance of our initial properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Because real estate values have historically increased or decreased with market conditions, we believe that FFO provides a more meaningful and accurate indication of our performance. We calculate FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, ("NAREIT"). NAREIT defines FFO as net income (computed in accordance with GAAP) before noncontrolling interests of holders of OP units, excluding preferred distributions, gains (or losses) on sales of depreciable operating property, impairment write-downs on depreciable assets and extraordinary items (computed in accordance with GAAP), plus real estate related depreciation and amortization (excluding amortization of deferred financing costs). Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with NAREIT definition or that interpret the NAREIT definition differently than we do. The GAAP measure that we believe to be most directly comparable to FFO, net income (loss), includes depreciation and amortization expenses, gains or losses on property sales, impairments and noncontrolling interests. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from the operations of our properties. To facilitate a clear understanding of our historical operating result, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in our financial statements. FFO does not represent cash generated from operating activities in accordance with GAAP, should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. Gross Leasable Area (GLA): Gross leasable area (in square feet). Gross Real Estate Investments: Based on acquisition price (and includes lease intangibles). Health System-Affiliated: Properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system. Hospitals: Hospitals refer to specialty surgical hospitals. These hospitals provide a wide range of inpatient and outpatient services, including but not limited to, surgery and clinical laboratories. LTACHs: Long-term acute care hospitals (LTACH) provide inpatient services for patients with complex medical conditions who require more sensitive care, monitoring or emergency support than that available in most skilled nursing facilities. Medical Office Building (MOB): Medical office buildings are office and clinic facilities, often located near hospitals or on hospital campuses, specifically constructed and designed for use by physicians and other health care personnel to provide services to their patients. They may also include ambulatory surgery centers that are used for general or specialty surgical procedures not requiring an overnight stay in a hospital. Medical office buildings may contain sole and group physician practices and may provide laboratory and other patient services. Net Operating Income (NOI): NOI is a non-GAAP financial measure that is defined as net income or loss, computed in accordance with GAAP, generated from DOC’s total portfolio of properties before general and administrative expenses, acquisition-related expenses, depreciation and amortization expense, REIT expenses, interest expense and net change in the fair value of derivative financial instruments, and gains or loss on the sale of discontinued properties. DOC believes that NOI provides an accurate measure of operating performance of its operating assets because NOI excludes certain items that are not associated with management of the properties. Additionally, DOC’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. 20

REPORTING DEFINITIONS (continued) Cash Net Operating Income (NOI): Cash NOI is a non-GAAP financial measure which excludes from NOI straight-line rent adjustments, amortization of acquired below and above market leases and other non-cash and normalizing items. Other non-cash and normalizing items include items such as the amortization of lease inducements, and payment received from a seller master lease. DOC believes that Cash NOI provides an accurate measure of the operating performance of its operating assets because it excludes certain items that are not associated with management of the properties. Additionally, DOC believes that Cash NOI is a widely accepted measure of comparative operating performance in the real estate community. However, DOC’s use of the term Cash NOI may not be comparable to that of other real estate companies as such other companies may have different methodologies for computing this amount. Normalized Funds Available for Distribution (Normalized FAD): DOC defines Normalized FAD, a non-GAAP measure, which excludes from Normalized FFO, non-cash compensation expense, straight-line rent adjustments, amortization of acquired above market leases, amortization of deferred financing costs and amortization of lease inducements and recurring capital expenditures, including leasing costs and tenant and capital improvements. FAD includes payments received from a seller master lease. DOC believes Normalized FAD provides a meaningful supplemental measure of its ability to fund its ongoing distributions. Normalized FAD should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) as an indicator of DOC’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of DOC’s liquidity. Normalized FAD should be reviewed in connection with other GAAP measurements. Normalized Funds From Operations (Normalized FFO): Changes in the accounting and reporting rules under GAAP have prompted a significant increase in the amount of non-operating items included in FFO, as defined. Therefore, DOC uses Normalized FFO, which excludes from FFO acquisition-related expenses, net change in fair value of derivative financial instruments, non-controlling income from operating partnership units included in diluted shares, acceleration of deferred financing costs, and other normalizing items. However, DOC’s use of the term Normalized FFO may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Normalized FFO should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) as an indicator of DOC’s financial performance or to cash flow operating activities (computed in accordance with GAAP) as an indicator of DOC’s liquidity, nor its indicative of funds available to fund DOC’s cash needs, including its ability to make distributions. Normalized FFO should be reviewed in connection with other GAAP measurements. Occupancy: Occupancy represents the percentage of total gross leasable area that is leased, including month-to-month leases and leases that are signed but not yet commenced, as of the date reported. Off-Campus: A building portfolio that is not located on or adjacent to key hospital based-campuses and is not affiliated with recognized healthcare systems. On-Campus / Affiliated: On-campus refers to a property that is located on or within a quarter mile to a healthcare system. Affiliated refers to a property that is not on the campus of a healthcare system, but anchored by a healthcare system. Same-Store Portfolio: The same-store portfolio consists of properties held by the Company for the entire preceding year and not currently slated for disposition. 21